OEM PURCHASE AGREEMENT


This OEM Purchase Agreement ("Agreement") is made effective as of April 11, 1997, by and between Santa Barbara Connected Systems Corporation, DBA Connected Systems, ("Connected Systems"), located at 126 West Figueroa St., Santa Barbara, California 93101 and Enhanced Systems Inc., of 6961 Peachtree Industrial Blvd, Norcross, Georgia 30092 ("Buyer").

WHEREAS,   Connected  Systems  offers  the  products   described  in  Exhibit  D
(collectively "Product") for resale directly or indirectly to current and future customers; and

WHEREAS, Buyer desires to purchase such Product and services, including those described in Section 8, and any future products and services offered by Connected Systems during the term of this Agreement for Buyer's use;

WHEREAS, Buyer is in the business of providing such Products to customers as Buyer determines;

NOW, THEREFORE, in consideration of the promises set forth below, and for other good and valuable consideration, the parties hereby agree as follows:

1. PURCHASE AND RESALE

         1.1 During the term of this Agreement, Connected Systems agrees to sell to Buyer and Buyer agrees to purchase from Connected Systems Product and options as stated in Exhibit D. Product pricing is shown in Exhibit A and shall be based on Buyer's estimated purchase quantities based on the Buyer's best efforts sales activity. Exhibit A shall be replaced by updated price lists or product descriptions as agreed by Buyer and Connected Systems during the term of this Agreement. Successor products which replace or supersede products named in Exhibit A shall be incorporated herein upon notice by Connected Systems of their availability. Buyer shall issue a non-cancelable initial purchase order of 500 units for Product, to be delivered in minimum quantities of 250 units each during the first two quarters of the first Contract Year. The initial Purchase Order shall be issued upon signing of the Agreement. Buyer shall issue a second purchase order for 1000 units upon signing of the Agreement. The delivery dates for this order shall be established within six months of signing of the Agreement. Connected Systems and Buyer agree that the both purchase orders are dependent upon satisfactory technical performance and the product successfully passing Buyer's evaluation that hardware and software meet the specification in Exhibit A. Both parties also agree that Buyer's obligations under the second purchase order is subject to acceptable product performance and competitive product pricing and features.

         1.2 Connected Systems grants to Buyer the non-exclusive right to resell, lease, distribute and otherwise dispose of Products purchased hereunder in any country throughout the world either directly to end users or indirectly through third parties, including resellers, distributors, prime contractors and/or joint venture companies.

OEM Purchase Agreement -C- Page 1                  Connected Systems Corporation
                                                    Proprietary and Confidential
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         1.3      Connected  Systems  further  grants to Buyer a  non-exclusive, paid-up,  worldwide license to modify,  translate,  reproduce,
                  and   distribute    copies   of   Connected    Systems'   user
                  documentation,   service  and  maintenance  manuals,  training
                  materials, and promotional and advertising materials for the Products in connection with the use, marketing, distribution and support of the Products by Buyer and its end users,
                  resellers  and  authorized  service  representatives.   Seller
                  agrees to update documentation on an as needed basis.

2.       ORDERS

         2.1 Buyer will place orders for the delivery of Products using a purchase order with terms as stated in this Agreement. Connected Systems will confirm its acceptance of Buyer's orders in writing within seven (7) days after receipt. Each such purchase order shall set the product types, release dates, and shipping method of Products required to be purchased under this Agreement and shall be accompanied by a rolling 12-month forecast of Buyer's need for Products.

         2.2 Any terms or conditions of any purchase order or other document submitted by Buyer or any acknowledgment, invoice or other document submitted by Connected Systems which conflict with or purport to amend or supplement any of the terms and conditions of this Agreement shall be of no force or effect unless agreed upon in writing by Buyer and Connected Systems.

         2.3 All orders placed for non-recurring engineering charges shall be due and payable thirty days after the completion of the requested work, without regard to other obligations of Connected Systems under this Agreement.

3.       DELIVERY AND ACCEPTANCE

         3.1 Connected Systems will ship the Products any time within the Contract Year one hundred twenty (120) days following receipt of Buyer's order. Connected Systems will provide a written acknowledgement of Buyers order within ten (10) working days of receipt. Buyer will have the ability to change or cancel the purchase orders if Connected Systems cannot meet the 120 day delivery date. If shipment is delayed past the acknowledged on-board date, then Connected Systems will be liable to pay the difference between ground/sea freight and air freight if requested by Buyer. If requested by Buyer, Connected Systems will make reasonable efforts to ship Products sooner than the lead time specified in this Section and to accommodate revised purchase orders involving increases in volume or changes in type of Products ordered. Buyer agrees to reimburse any charges incurred by Connected Systems in accepting such requests from Buyer if approved in writing by Buyer. After delivery of the first 500 units, the minimum purchase release under this agreement shall be fifty (50) items or $25,000 per shipment, whichever is greater.

OEM Purchase Agreement -C- Page 2                  Connected Systems Corporation
                                                    Proprietary and Confidential
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         3.2      All shipments by Connected  Systems under this Agreement shall be delivered F.O.B. Connected Systems' manufacturing facility. Title and risk of loss shall pass to Buyer at the point of shipment. Products will be packed for shipment in a manner reasonably designed to prevent damage during normal surface transport. Charges for any special packaging will be paid by Buyer. Products will be shipped in accordance with shipping instructions provided by Buyer or to Buyer at its address stated above in the absence of shipping instructions.

         3.3 Buyer may perform an incoming inspection of the Products within twenty (20) days of receipt of Product. If Buyer determines as a result of such inspection that a Product is defective, Buyer may reject the Product and return the rejected Product to Connected Systems. Connected Systems shall use its best efforts to replace the rejected Product within ten (10) working days of its return to Connected Systems. Connected Systems will pay the shipping charges for any defective products returned to Connected Systems. Payment shall not affect Buyer's right to reject a defective Product. All other Product returns shall be handled under the warranty procedures in this agreement.

         3.4 Any products determined to be defective in materials or workmanship and not to conform to the applicable specifications upon receipt at Buyer will be repaired or replaced, at Connected Systems option, through one or more of the following options: (i) by Connected Systems, at its expense, upon return of any defective products to Connected
                  Systems; (ii) by Connected Systems appointment of a third party contractor to correct any such discovered defects at Connected Systems expense; (iii) by Buyer, at its respective facilities, at a mutually agreed upon price to be paid by Connected Systems.

         3.5 If requested by Connected Systems, Buyer shall acknowledge acceptance of each shipment in writing, via facsimile, within two (2) days of receipt of each such shipment. Each acceptance shall state the quantity received, and reference the Purchase Order issued by Buyer. Such acceptance represents the confirmation of the delivery of the Product(s) stated in the associated invoice, but shall not affect the Buyer's right to reject such Product due any defects found.

4.       RESCHEDULING AND CANCELLATION

         4.1      Upon written  notice to Connected  Systems and at least ninety
                  (90) days prior to the scheduled date of shipment, Buyer may reschedule the delivery of any Products ordered by Buyer without charge. Rescheduling of delivery on shorter notice may be subject to a fee not to exceed 20% of the selling price to Buyer (after discount). If any inventory for such Products will not be used in the normal course of Connected Systems' business within one hundred and eighty days, Connected Systems may additionally invoice Buyer for the cost of the unsold material, which shall become the property of Buyer.

OEM Purchase Agreement -C- Page 3                  Connected Systems Corporation
                                                    Proprietary and Confidential
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5.       PRICES AND DISCOUNT DETERMINATION

         5.1 The initial prices for the Products are set forth in the price list attached as Exhibit A. Such prices shall not be increased during the first Contract Year of this Agreement. Thereafter, Connected Systems prices may be amended upon one hundred twenty (120) days prior written notice to Buyer. No increase in prices will apply to items for which orders have been accepted by Connected Systems before the effective date of the change.

         5.2 Buyer will have the benefit of any reduction in published prices or increase in published discounts for orders accepted but not shipped before the effective date of such change.

6.       TAXES

         6.1 Buyer will pay any sales, use, import or similar taxes which may be levied upon the sale, License, or transfer of the Products from Connected Systems to Buyer and which are separately itemized on Connected Systems' invoice, except for any tax assessed upon Connected Systems' income. Buyer shall also pay any such taxes which may be levied against the Products or the ownership or use thereof following the sale thereof to Buyer.

         6.2 Connected Systems will be responsible for import duties for product shipped to a United States location.

7.       PAYMENT

         7.1 Connected Systems shall invoice Buyer for Product not earlier than the date of shipment. Buyer shall pay amounts due within thirty (30) days of invoice date.

         7.2 Buyer shall pay invoices according to the payment instructions on such invoices or other written instructions signed by an officer of the Connected Systems.

8.       NON RECURRING ENGINEERING CHARGES

         8.1 A Non Recurring Engineering Charge of not more than $30,000, subject to review when custom specifications are complete, shall be charged to adapt the Product to Buyer's requirements and support testing and production startup. Connected Systems will also provide system integration support of Buyer's porting efforts. Payments shall be made upon the following schedule:

                  Event                                                       Amount          Target Date

                  Letter of Intent                                            none            March 11,1997

OEM Purchase Agreement -C- Page 4                  Connected Systems Corporation
                                                    Proprietary and Confidential

                  One diskless, two disk-based standalone Dolphin             cost price      April 14, 1997
                  systems delivered for internal Buyer test

                  Custom specifications for Dolphin board and EVP             $10,000         April 22, 1997
                  software integrated into Vodavi V.xxx complete

                  Field trial analog standalone systems ready for             none            to be determined
                  delivery by Connected Systems                                               ----------------

                  Sample Dolphin digital standalone systems                   $10,000         to be determined
                  delivered for internal Buyer test                                           ----------------

                  Field trial completion of digital standalone systems        $10,000         to be determined
                                                                                              ----------------

         Note that the price of Field Trial systems will be higher than the prices in Exhibit A.

9.       PRODUCT MODIFICATION AND DISCONTINUANCE

         9.1 Connected Systems shall give Buyer written notice of Connected Systems' intent to discontinue or modify any Product as soon as is reasonably practicable and in any event at least six (6) months in advance of any Product discontinuance and at least three (3) months in advance of any Product modification. Within sixty (60) days after receiving such notice, Buyer may order the Product being discontinued or in its unmodified form, as the case may be, in quantities of Buyer's choosing up to 100% of Buyer's purchases of such Product during the six
                  (6) month period prior to receipt of such notice. In the event Buyer requests the right to purchase in excess of such amount or to continue purchasing the Product being discontinued or in its unmodified form, the parties shall negotiate in good faith applicable terms, conditions and prices.

         9.2 Notwithstanding any termination or expiration of this Agreement, Connected Systems shall make available to Buyer spare parts and maintenance services as set forth herein for a period of three (3) years from the date of discontinuance of Products on a model-by-model basis or for a period of one (1) year from the date of termination or expiration of this Agreement, whichever occurs first.

         9.3 Upon sixty (60) days prior written notice to Buyer, Connected Systems may make changes in the Products that do not affect the form, fit or function (including interoperability) of the Products, or as required by law or concerns of safety; provided, however, that if Connected Systems makes changes required by law or concerns of safety and such changes affect the form, fit or function of the Products, then Buyer may cancel any orders for such Products without liability. No notice period shall be required for changes requested by Buyer.

         9.4 Buyer may propose Product modifications or changes by means of written requests to Connected Systems. Connected Systems agrees to consider such requests in good faith and to respond thereto in writing, including estimated development time and cost if applicable, within a reasonable time after receipt of the request. Any modifications or

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
                  changes that are agreed to between the parties will be subject to execution of a written agreement setting forth the details of the financial arrangements, development schedules, and other applicable terms and conditions.

10.      SOFTWARE LICENSE

         10.1 Computer programs provided by Connected Systems constituting or incorporated in Products, together with updates, enhancements, and new releases or versions thereof provided hereunder (collectively "Software"), are provided to Buyer under a non-exclusive worldwide license subject to the following terms:

         10.2 Buyer shall have the right to use the Software in connection with the Products for internal purposes including maintenance of the Products, and to authorize end users, resellers and authorized service representatives to use the Software for maintenance of the Products.

         10.3 Buyer shall have the right to use the Software to demonstrate and market the Products and to distribute copies of the
                  Software to end users in object form either directly or indirectly through others as part of the Products. Buyer shall require that such end users agree to protect Connected Systems' intellectual property rights in the software substantially as set forth in this Agreement. Connected Systems will provide Buyer with an approved form to be signed by end users providing such protection.

         10.4 Buyer shall have the right to reproduce the Software for distribution with Products and to make a reasonable number of copies of the Software for backup or archival purposes.

         10.5 Buyer shall not have the right to modify, reverse engineer, decompile, or make other translations of the Software except as permitted by applicable law and shall not have the right to disclose the Software except as permitted herein.

         10.6 Buyer shall have the right to transfer a licensed copy of the Software to a third party provided Buyer does not retain any copies of such licensed copy and the third party agrees to abide by the terms and conditions of this license. All Software must be transferred upon a change in title of any hardware in which it was installed.

         10.7 Buyer shall comply with the terms of software sub-licenses by Connected Systems from third parties. Connected Systems has licensed, and may continue to license, software from third parties and Buyer acknowledges this Agreement governs Buyer's usage of any and all third party software. Copies of sub-licenses for third-party software will be available to Buyer at Buyer's request.

         10.8 The Software may be copyrighted and is licensed (not sold) to Buyer and ownership is not transferred. Buyer agrees that Connected Systems or Connected Systems' licensors retain the entire right and title to the Software.

         10.9     Notwithstanding   any   termination   or  expiration  of  this
                  Agreement, Buyer's end user customers shall be permitted the continued and uninterrupted use of the Software

OEM Purchase Agreement -C- Page 6                  Connected Systems Corporation
                                                    Proprietary and Confidential
                  pursuant to the terms of their sublicenses, and Buyer and its resellers and authorized service representative shall retain the right to use the Software to support end user customers and to distribute error corrections and other updates to the Software provided as part of post-termination support hereunder.

         10.10 Connected Systems and all third party software providers DISCLAIM ALL WARRANTIES WITH RESPECT TO THE USE OF ANY THIRD PARTY SOFTWARE INCLUDING (WITHOUT LIMITATION) ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE and the liability allowed by any third party software provider is limited to that amount which the end user paid for the third party software.

11.      REPRESENTATIONS AND WARRANTIES

         11.1     Connected Systems represents and warrants to Buyer that:

         11.2 Connected Systems has the full right and power to enter into this Agreement and to grant the rights and licenses set forth herein;

         11.3 Connected Systems provides absolute representation that title to all Products delivered to Buyer under this Agreement shall be free and clear of all liens, encumbrances and other claims, and there are no claims or judicial or governmental determinations that the Products infringe any patent rights copyrights, trade secrets or intellectual property rights of any third party;

         11.4 The Products, when delivered, will comply with all applicable laws and regulations of the United States and other countries specified in the product specification governing the Products and the use thereof, including without limitation laws and regulation governing radio frequency emissions, safety, and connection to telecommunications facilities. If any Product does not comply with such laws and regulations, Connected Systems will promptly modify such Product so that it complies or replace it with a Product that does comply at no charge to Buyer; and

         11.5 Connected Systems has obtained or will obtain homologation approval for the Products in the countries identified in Exhibit B. For countries in which Connected Systems has not yet obtained homologation approval, Connected Systems agrees to obtain homologation approval at Buyer's sole expense in response to Buyer's reasonable request and forecast and within a reasonable time. Connected Systems agrees to make any Product modifications that may be required to obtain such approval. Buyer agrees to provide reasonable logistical support. Connected Systems agrees to extend to Buyer all rights of homologation obtained by Connected Systems. Connected Systems and Buyer agree that homologation approval may necessitate an increase in Product costs due to changes in hardware, components or other substantial modifications.

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                                                    Proprietary and Confidential

12.      QUALITY AND INTEROPERABILITY

         12.1 Connected Systems agrees to comply with its internal quality standards as communicated to Buyer and updated from time to time, to maintain a functioning quality system for the specification, design, manufacture and test of Products supplied hereunder, to maintain objective evidence of compliance with its quality system, and to supply such evidence to Buyer upon request. Upon reasonable notice and during normal business hours, Buyer may conduct an on-site quality system audit of Connected Systems' quality system at Buyer's expense.

         12.2 During the term of this Agreement, Buyer and Connected Systems agree to work together to ensure interoperability among their products and their successors as applicable.

13.      PRODUCT WARRANTY

         13.1 Connected Systems warrants to Buyer and Buyer's customers that the Product will be free from defects in materials and workmanship and that the Software will conform to Connected Systems' documentation for a period of sixteen (16) months from the date of delivery to Buyer. This warranty excludes damage incurred in shipment or caused by misuse, unauthorized alteration, power quality, lightning, improper repair, maintenance, assembly, packing by Buyer or otherwise out of the control of Connected Systems. Connected Systems does not warrant that the operation of the Software will be uninterrupted or error-free. Buyer may add options designated by Connected Systems using Connected Systems' then current guidelines and procedures, which if followed, shall not void Connected Systems' warranty. Connected Systems shall not be responsible for any costs, including diagnostic costs related to any Buyer installed options.

         13.2 If Buyer upon inspection notifies Connected Systems of a defect rate in a hardware Product that exceeds a mutually agreed level, Buyer shall at Connected Systems' option, either return the whole lot (in which this defect rate was found), or, after screening the whole lot at Connected Systems expense, return just the defective units of Product.

         13.3 Upon notification to Connected Systems of a Software error in a Product within the warranty period, Connected Systems will correct the error and deliver corrected Software to Buyer in accordance with Exhibit C of this Agreement.

14.      EXCLUSIONS AND LIABILITY LIMITATIONS

         14.1 THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION,

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                                                    Proprietary and Confidential

                  THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         14.2 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR FOR LOST
                  PROFITS OR REVENUES, OR FOR LOSS OF DATA FROM ANY CAUSE, WHETHER OR NOT SUCH PARTY HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

15.      TRADEMARKS AND TRADE NAMES

         15.1 Connected Systems does not grant to Buyer and Buyer's resellers the right to use the trademarks and/or trade names of the Products in connection with the sale, offer for sale, and support of the Products. Buyer shall have the right in its discretion to private label or co-label the Products with trademarks and/or trade names of Buyer's choosing.

16.      INTELLECTUAL PROPERTY INFRINGEMENT

         16.1 Connected Systems will, at its own expense, defend Buyer against any suit brought against Buyer based on the grounds that the Product infringes any patent, trade secret or other intellectual property right of any third party ("Buyer Indemnified Right"), and will pay all damages and costs that a court or arbitration awards against Connected Systems as a result of such claim and all amounts paid in settlement of such claim, provided that Buyer gives Connected Systems (i) prompt written notice of such claim, (ii) the sole right to defend and/or settle the claim, and (iii) all reasonable information and assistance (at Connected Systems' expense) excluding time spent by employees or consultants of Buyer) to handle the defense and settlement thereof. Should the Product become the subject of a claim of infringement of a Buyer Indemnified Right, Connected Systems shall, at its option, either: (a) procure for Buyer the right to continue using such Product or (b) modify such Product to make it non-infringing.

         16.2 Buyer will, at its own expense, defend Connected Systems against any suit brought against Connected Systems based on the grounds that Buyer's modifications to the Product infringe any patent, trade secret or other Intellectual Property Right of any third party ("Connected Systems Indemnified Right"), and will pay all damages and costs that a court or arbitration awards against Connected Systems as a result of such claim and all amounts paid in settlement of such claim, provided that Connected Systems gives Buyer (i) the sole right to defend and/or settle the claim, and (ii) all reasonable information and assistance (at Buyer's expense) excluding time spent by employees or consultants of Connected Systems) to handle the defense and settlement thereof (iii) prompt written notice of any claims.

         16.3 Connected Systems hereby represents that the licensed programs and developed programs do not infringe any patent, copyright, trade secret or other Intellectual Property Right of any third party.

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                                                    Proprietary and Confidential

         16.4 Connected Systems is not by this agreement or by selling Product to Buyer granting any license of any rights to any patents or trade secrets for applications of Connected Systems' Products.

         16.5 Buyer will indemnify and hold Connected Systems harmless from any loss, damage, or liability arising in connection with Buyer's improper or unauthorized use of Product.

17.      CONFIDENTIAL INFORMATION

         17.1 Each party acknowledges that in the course of conducting business under this Agreement, it may obtain information from the other party which is of a confidential and proprietary nature ("Confidential Information"). Provided such Confidential Information is clearly marked as confidential when disclosed, or if orally disclosed is identified as confidential when disclosed and is summarized in writing within twenty (20) days after disclosure, such Confidential Information shall be subject to the terms of this Section 17. Confidential Information may include, but is not limited to, trade secrets, know-how, inventions, techniques, processes, programs, schematics, data, customers lists, financial information and sales and marketing plans.

         17.2 For a period of three (3) years following the date of disclosure, the receiving party agrees that it will take reasonable steps to avoid disclosure of Confidential
                  Information or use of documents containing Confidential Information without the prior written consent of the disclosing party, except (i) as permitted by this Agreement, and (ii) to operate, maintain, and support the Products and have such activities performed by others. Neither party shall disclose Confidential Information to any person except those of its employees, resellers, consultants and authorized service representatives who need to know such Confidential Information and who have agreed in writing to protect such Confidential Information as required by this Agreement. Promptly upon request following the termination of this Agreement, each party shall return all documents provided by the disclosing party that contain Confidential Information and all copies thereof, except that Buyer may retain such copies of the Connected Systems' Confidential Information as are reasonably necessary to enable Buyer and its resellers, consultants and authorized service representatives to operate, maintain, or support Products purchased under this Agreement.

         17.3 Neither party shall publicly disclose the existence of this Agreement without the consent of the other party, and neither party shall disclose the specific terms and conditions of this Agreement except by written agreement between the parties or as required by law or court order.

         17.4 The obligations of confidentiality set forth in this Agreement shall not apply to information which (i) becomes publicly available through no act of the recipient; (ii) is required to be disclosed by law or court order; (iii) was previously known at the time of its receipt without similar restrictions; (iv) is released from the provisions of this Agreement by the disclosing party; (v) is provided to a third party without similar restrictions on disclosure; or (vi) is independently developed by the receiving party.

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                                                    Proprietary and Confidential

18.      TERM AND TERMINATION

         18.1 The initial term of this Agreement shall expire after two (2) Contract Years, unless sooner terminated as provided herein. Thereafter this Agreement shall renew automatically for additional terms of one (1) year each unless terminated by notice as set forth herein not less than one hundred eighty
                  (180) days prior to the expiration date of the initial or any additional term or unless otherwise terminated as provided herein.

         18.2 Either party may terminate this Agreement by written notice to the other party upon the occurrence of any of the following events: (i) the other party files a voluntary petition in bankruptcy or for similar relief; (ii) an involuntary petition in bankruptcy is filed against the other party and is not dismissed within sixty (60) days of filing; (iii) a receiver is appointed for the other party, and if involuntarily appointed is not dismissed within sixty (60) days; or (iv) the other party makes an assignment for the benefit of creditors.

         18.3 Either party may terminate this Agreement by written notice if the other party fails to substantially comply with any material terms or conditions of this Agreement and fails to cure such default within sixty (60) days after receipt of written notice from the non-defaulting party specifying the nature of the default and stating an intent to terminate if the default is not cured within such time period. This right of termination shall be without prejudice to any other right or remedy available to the non-defaulting party.

         18.4 Neither party shall be liable to the other or to any third party by reason of the rightful termination or expiration of this Agreement as provided herein.

         18.5 In the event Connected Systems accepts any order for Products after the termination or expiration of this Agreement, the terms and conditions of this Agreement will apply to such order as if it were still in effect.

         18.6 Upon termination or expiration of this Agreement, Buyer shall have the right to dispose of any inventory of Products then in Buyer's possession and to license any associated Software for use in connection therewith as provided herein.

         18.7 Termination or expiration of this Agreement shall not relieve either party of such obligations as are intended to survive termination or expiration, including but not limited to Sections 9.2, 10.9, 11, 13, 14, 15, 16, 17, 18.5, 18.6, 21,
                  and 22, which will survive termination or expiration for any reason.

19.      MAINTENANCE SERVICES

         19.1 Connected Systems agrees to provide maintenance and support services to Buyer with respect to the Products pursuant to the separate maintenance and support agreement executed concurrently herewith attached hereto as Exhibit C.

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                                                    Proprietary and Confidential

20.      TRAINING

         20.1 Connected Systems shall make available to Buyer appropriate technical and sales training courses and materials relating to the Products. Training courses shall be held at Buyer's location in the continental United States, unless otherwise agreed, at mutually agreed dates and times, and shall comprehensively address the demonstration, sales, installation and support of the Product and such other aspects of the Product and Connected Systems and Buyer shall mutually agree. Buyer shall bear all expenses incurred by Buyer's personnel to attend such training. Buyer has no obligation to create training courses as a result of this agreement.

         20.2 All training subsequent to the initial training will be made at Connected Systems' then current rates.

21.      ESCROW

         21.1 Connected Systems agrees to place the Manufacturing drawings and Source Code for the Software in escrow. Buyer shall have the right to obtain within 10 days written notice the drawings or source code from escrow pursuant to the escrow agreement and to use the drawings or source code for the purpose of manufacturing the product and supporting and maintaining the Software and enhancing the Software as necessary. Connected Systems shall have no obligation to deposit into escrow technology owned by other parties.

22.      ARBITRATION

         22.1 In the event of any controversy under this Agreement, the parties shall attempt in good faith to resolve such controversy by negotiation, mediation, or other informal and inexpensive methods of dispute resolution. Any controversy not successfully resolved in such a manner shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three (3) arbitrators. Any such arbitration shall be held in Santa Barbara, California. Judgement upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof.

23.      EXPORT

         23.1 Buyer agrees to comply with all applicable export control laws and regulations of the United States Government and to obtain any required export licenses in connection with the export of Products or technical data supplied by Connected Systems. Connected Systems agrees to provide such assistance as Buyer reasonably requests to enable Buyer to obtain any required export licenses.

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                                                    Proprietary and Confidential

24.      FORCE MAJEURE

         24.1 Each party shall be excused for delays or failures in performance of this Agreement to the extent that such delays or failures result from any cause beyond the reasonable control of such party, including, by way of example and not limitation, delays caused by the other party, acts of God, strikes and other labor disputes, Government regulations, public disorder, and catastrophes such as fire, flood or explosion

25.      GENERAL

         25.1 Neither party may assign this Agreement or any rights herein without the prior written consent of the other party except to a subsidiary or to a company with which it merges or consolidates or which acquires more than 50% of its assets.

         25.2 Failure or delay on the part of either party to exercise any right, power or privilege or remedy hereunder shall not constitute a waiver thereof. A waiver of default shall not operate as a waiver of ANY other default or of the same type of default on future occasions.

         25.3 All notices and other communications pertaining to this Agreement shall be in writing and shall be deemed to have been given by a party hereto if personally delivered to the other party or if sent by certified mail, return receipt requested, postage prepaid or by overnight courier with restricted delivery. A notice sent by certified mail shall be deemed to be given on the fifth business day after the mailing date; a notice sent by overnight delivery shall be deemed given when delivery is confirmed to the party below. Either party may change its address from time to time by giving notice to that effect as provided herein. Notices shall be addressed as follows and if two addresses are shown below, notices must be made to both addresses:

         To Connected Systems:
         Connected Systems Corporation
         126 West Figueroa St
         Santa Barbara   CA  93101

         Attention:  Chief Financial Officer

         With an additional copy to:
         Michael Pfau
         Reiker, Cough, Pfau & Pyle LLP
         1421 State St
         PO Box 14470
         Santa Barbara, CA  93102-1470

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                                                    Proprietary and Confidential

         To Buyer:
         Enhanced Systems, Inc.
         6961 Peachtree Industrial Blvd
         Norcross Georgia 30092
         Attn.:  President

         25.4 If any portion of this Agreement is held invalid, the parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement, and the parties further agree to make reasonable efforts to substitute for the invalid provision a mutually-agreed provision that most closely approximates the intent of the invalid provision.

         25.5 Neither party is an agent or employee of the other party, and neither party has any authority to bind the other party to any agreement or obligation. Each party shall indemnify and hold the other party harmless from any and all claims, actions, suits, costs, damages and liabilities, including attorneys' fees, arising out of actions or failure to act by the indemnifying party, including without limitation any violation of federal, state or local laws, ordinances, or regulations.

         25.6 This Agreement and the rights and obligations of the parties hereunder shall be governed in all respects by the laws of the State of California, U.S.A., as such laws are applied to contracts between California residents entered into and to be performed entirely within California. The state courts located in Santa Barbara County, California and the federal courts of the Central District of California shall have exclusive jurisdiction over any disputes arising out of or in connection with this Agreement, and both parties hereby submit to the jurisdiction of such courts.

         25.7 No action, regardless of form, arising out of the transactions under this Agreement, may be brought by either party more than two (2) years after the cause of action occurs. The prevailing party in any action or proceeding arising out of or related to this Agreement shall be entitled to recover its costs and expenses incurred therein, including without limitation court costs and attorneys' fees.

         25.8     Paragraph   headings  are  included  in  this   Agreement  for
                  reference only and shall not be considered part of, or be used in interpreting, this Agreement.

         25.9 This Agreement including the Exhibits hereto constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all previous agreements and all proposals, oral or written, all previous negotiations, and all previous communications between the parties with respect thereto. The terms of this Agreement may not be waived, amended or supplemented except in a writing signed by an authorized representative of the party to be bound thereby.

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                                                    Proprietary and Confidential

         25.10 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

("Connected Systems")                     ("Buyer")

SANTA BARBARA CONNECTED SYSTEMS           ENHANCED SYSTEMS, INC
CORPORATION

By:  /s/ Robert A. Dolan                  By:   /s/ Kent R. Burgess
   ------------------------                  ---------------------------
(Authorized Signature)                    (Authorized Signature)

Name: Robert A. Dolan                     Name: Kent R. Burgess

Title: President                          Title:  President

Date: 4/11, 1997                          Date: 4/10, 1997

OEM Purchase Agreement -C- Page 15                 Connected Systems Corporation
                                                    Proprietary and Confidential